Exhibit 10.21

AMENDMENT NO. 1 TO THE HARVARD BIOSCIENCE, INC.
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors of Harvard Bioscience, Inc.  (“Company”) adopted the Harvard Bioscience, Inc. Employee Stock Purchase Plan (“Plan”) on October 26, 2000; and

WHEREAS, the Plan is intended to constitute an “employee stock purchase plan”  within the meaning of Section 423 (b) of the Internal Revenue Code of 1986, as amended (“Plan“); and

WHEREAS, the Company desires to amend the Plan in accordance with Section 18 thereof;

NOW, THEREFORE, the Company hereby amends the definition of Compensation in its entirety as it appears in the first paragraph of Section 11 of the Plan effective as of January 1, 2012,  as follows:

“The term, “Compensation” means the amount of an employee’s  base pay from the Company prior to any reduction for deferrals made under either Code Section 125 or 401(k), including commissions, but excluding overtime, incentive or  bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar extraordinary items.”